UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on October 11, 2019, by Viking Energy Group, Inc., a Nevada corporation (the “Corporation”), the Corporation’s wholly owned subsidiary, Elysium Energy, LLC, a Nevada limited liability company (“Purchaser”), entered into a Purchase and Sale Agreement, dated as of October 10, 2019 (the “PSA”), to acquire interests in certain oil and gas properties located in the states of Texas and Louisiana and certain entities owning oil and gas properties located in the state of Louisiana, for a purchase price of $40,000,000. This Current Report on Form 8-K is being filed to disclose an amendment to the PSA.

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2019, (i) the Corporation, (ii) Purchaser, (iii) Five JAB, Inc. and (iv) 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, LLC, JamSam Energy, L.L.C., Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C. (collectively, the “Seller” and each, a “Seller Entity”) entered into the First Amendment to Purchase and Sale Agreement (the “First Amendment”) to amend the PSA to: (i) extend the closing date from December 31, 2019 to February 3, 2020; (ii) release $250,000 of the deposit to the Purchaser or its designee and $750,000 of the deposit, plus any interest accrued, to the Seller or its designee, which will be retained by the Seller as advance payment of a portion of the purchase price; and (iii) make other changes as described in the First Amendment.

The foregoing description of the First Amendment is not a complete summary and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 2.1 with this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Certain Relationships

Certain of the Seller Entities were party to that certain Purchase and Sale Agreement, executed as of September 1, 2018, as amended (the “Prior Purchase Agreement”), by and among the Corporation and Bodel Holdings, LLC, Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C. (collectively, the “Prior Sellers”) relating to certain oil and gas assets. As partial payment of the purchase price under the Prior Purchase Agreement, the Corporation issued a promissory note in the amount of $23.7 million (the “Note”), which Note was secured by all of the membership interests in Ichor Energy Holdings, LLC, a Nevada limited liability company and a subsidiary of the Corporation, pursuant to a Security and Pledge Agreement, executed as of December 27, 2018, by and among the Corporation and the Prior Sellers. As of September 30, 2019, approximately $23.7 million, including accrued interest, remained outstanding under the Note.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1

First Amendment to Purchase and Sale Agreement, effective as of December 23, 2019, by and among 5Jabor, LLC; Bass Petroleum, L.L.C.; Bodel Holdings, LLC; Delbo Holdings, L.L.C.; James III Investments, LLC; JamSam Energy, L.L.C.; Lake Boeuf Investments, LLC; Oakley Holdings, L.L.C.; Plaquemines Holdings, L.L.C.; Elysium Energy, LLC; Viking Energy Group, Inc. and Five JAB, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: December 30, 2019	By:	/s/ James Doris
	Name:	James Doris
	Title:	President & CEO

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